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                                                                EXHIBIT 23(H)(7)

                                  SCHEDULE A
                           OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Fund:


                                                    Maximum Operating Expense Limit
                                                          (as a percentage of
Name of Portfolio                                         average net assets)
-----------------                                   -------------------------------

Monument Telecommunications Fund A                               2.75%
Monument Telecommunications Fund B                               3.25%
Monument Telecommunications Fund C                               3.25%

Monument Medical Sciences Fund A                                 2.75%
Monument Medical Sciences Fund B                                 3.25%
Monument Medical Sciences Fund C                                 3.25

Monument Digital Technology Fund A                               2.75
Monument Digital Technology Fund B                               3.25
Monument Digital Technology Fund C                               3.25


Revised as of  November 15, 2000